AMENDMENT
                                    ---------
 (Hillview Investment Trust II Administration and Accounting Services Agreement)

          THIS AMENDMENT is made as of December 16, 2002 (the "Effective Date"), by and between PFPC INC., a Massachusetts corporation ("PFPC") and HILLVIEW INVESTMENT TRUST II, a Delaware business trust (the "Fund").

                                    Recitals

          WHEREAS, the Fund is a registered investment company for which PFPC provides administration and accounting services pursuant to an Administration and Accounting Services Agreement, dated June 26, 2000, as amended to date (the "Original Agreement").

          WHEREAS, in addition to the services described in the Original Agreement, the Fund desires that PFPC provide the Fund's service providers with Internet access to certain fund portfolio data using PFPC's "DataPathsm", all in accordance with the terms of this Agreement; and

         WHEREAS, the Fund and PFPC desire to amend the Original Agreement to provide for such services and corresponding fees.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, PFPC and the Fund, intending to be legally bound hereby, agree as follows.

1.       Amendments to Original Agreement.
         ---------------------------------
         (a) The Original Agreement is hereby amended to add a Section 24, which shall read in full as follows:

                  24. DataPath(sm) Access Services. PFPC shall provide to the Fund the DataPath(sm) Internet access services as set forth on Exhibit B attached hereto and made a part hereof, as such Exhibit B may be amended from time to time. Persons who are Fund "Authorized Persons" to access PFPC's DataPath(sm) are set forth on Exhibit C attached hereto and made a part hereof, as such Exhibit C may be amended from time to time.

         (b) Exhibit B and Exhibit C are hereby added to the Original Agreement to read in full as set forth in such Exhibits to this Amendment.

2.       Miscellaneous.
         -------------

         (a) Except as specifically amended herein, and except as necessary to conform to the intention of the parties hereinabove set forth, the Original Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed. In the event of a conflict between the terms hereof and the Original Agreement, as to the Internet services, this Amendment shall control.

         (b) This Amendment, together with its Exhibits, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supercedes all prior communications with respect thereto.


         IN WITNESS WHEREOF, the parties hereto have set their hands by their duly authorized representatives as of the year and date first above indicated.


HILLVIEW INVESTMENT TRUST II


By:        /s/ David Spungen
           ----------------------
Name:      David Spungen
Title:     President



PFPC INC.


By:          /s/ Neal J. Andrews
           ----------------------
Name:      Neal J. Andrews
Title:     Senior Vice President

                                    EXHIBIT A
                                    ---------



         THIS AMENDED EXHIBIT A, dated as of December 16, 2002 is the Amended Exhibit A to that certain Administration and Accounting Services Agreement dated as of June 26, 2000 between PFPC Inc. and Hillview Investment Trust II.




                                   PORTFOLIOS
                                   ----------

                               Hillview Alpha Fund
                        Hillview International Alpha Fund
               Real Estate Management Services Leveraged REIT Fund





                                        PFPC INC.


                                        By:        /s/ Neal J. Andrews
                                                   ---------------------------
                                        Title:     Senior Vice President
                                                   ---------------------------









                                        HILLVIEW INVESTMENT TRUST II


                                        By:        /s/ David Spungen
                                                   ---------------------------
                                        Title:     President
                                                   ---------------------------

                                    EXHIBIT B

                          DataPath(sm) Access Services
                          ----------------------------

THIS EXHIBIT B, dated as of December 16, 2002 is Exhibit B to the Administration and Accounting Services Agreement dated June 26, 2000, as amended to date (the "Agreement") between Hillview Investment Trust II (the "Fund") and PFPC Inc. ("PFPC"). This Exhibit B shall supersede all previous forms of Exhibit B to the Agreement as of the date hereof.

1. PFPC Services
   -------------

         (a) Provide Internet access to PFPC's DataPath(sm) at www.pfpcdatapath.com (the "Site") for Fund portfolio data otherwise supplied by PFPC to Fund service providers via other electronic and manual methods (the "Services"). Types of information to be provided on the Site include: (i) data relating to portfolio securities, (ii) general ledger balances, and (iii) net asset value-related data (NAV and net asset, distribution and yield detail).

         (b) Supply each of the Authorized Persons specified on Exhibit C as permissible users of the DataPath(sm) (the "Users") with a logon ID and PIN;

         (c) Provide to Users access to the information listed in (a) above using standard inquiry tools and reports. Users will be able to modify standard inquiries to develop userdefined inquiry tools; however, PFPC will review computer costs for running userdefined inquiries and may assess surcharges for those requiring excessive hardware resources. In addition, costs for developing custom reports or enhancements are not included in the fees set forth below and will be negotiated and billed separately.

         (d) Utilize a form of encryption that is generally available to the public in the U.S. for standard Internet browsers and establish, monitor and verify firewalls and other security features (commercially reasonable for this type of information and these types of users) and exercise commercially reasonable efforts to attempt to maintain the security and integrity of the Site; and

         (e) Monitor the telephone lines involved in providing the Services and inform the Fund promptly of any malfunctions or service interruptions.

2. Duties of the Fund and the Users
   --------------------------------

         (a) Provide and maintain a web browser supporting Secure Sockets Layer 128-bit encryption; and

         (b) Keep logon IDs and passwords confidential and notify PFPC immediately in the event that a logon ID or password is lost, stolen or if you have reason to believe that the logon ID and password are being used by an unauthorized person.

3. Standard of Care: Limitations of Liability
   ------------------------------------------

         (a) Notwithstanding anything to the contrary contained in the Agreement or this Exhibit B, PFPC shall be liable for direct damages incurred by the Fund which arise out of PFPC's failure to perform its duties and obligations described in this Exhibit B to the extent such failure constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Exhibit B.


         (b) The Fund acknowledges that the Internet is an "open," publicly accessible network and not under the control of any party. PFPC's provision of Services is dependent upon the proper functioning of the Internet and services provided by telecommunications carriers, firewall providers, encryption system developers and others. The Fund agrees that PFPC shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by such party or its affiliates) or of any third parties involved in the Services and shall not be liable in any respect for the selection of any such third party, unless that selection constitutes a breach of PFPC's standard of care above.

         (c) Without limiting the generality of the foregoing or any other provisions of this Exhibit B or the Agreement, PFPC shall not be liable for delays or failures to perform any of the Services or errors or loss of data occurring by reason of circumstances beyond such party's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrections, war, riots or failure of the mails, transportation, communication or power supply, functions or malfunctions of the Internet or telecommunications services, firewalls, encryption systems or security devices caused by any of the above, or laws or regulations imposed after the date of this Exhibit.

4. Fees for DataPath(sm) Services
   ------------------------------

As consideration for the performance by PFPC of the Services, the Fund will pay the fees set forth below (which fees will be billed monthly as an out-of-pocket expense) and any additional fees set forth in a separate fee letter or work order as agreed between the parties from time to time:

                  Number of Portfolios,                          Monthly Fee
                  ---------------------                          -----------
                            3                                        $335

5. Duration, Termination and Chances to Terms
   ------------------------------------------

         (a) PFPC shall have the right at any time to review and propose changes to the terms and fees described in this Agreement. Such changes will become effective and bind the parties hereto after sixty (60) days from the date PFPC notifies the Fund of such changes, unless the Fund terminates this Agreement pursuant hereto or the parties agree otherwise at such time.


         (b) Either party may terminate this Agreement upon sixty (60) day's prior written notice to the other party. Any outstanding fees must be paid before this Agreement terminates.

6. Miscellaneous
   -------------

In the event of a conflict between specific terms of this Exhibit B and the Agreement, this Exhibit B shall control as to the Internet Services.

                                    EXHIBIT C

                         DataPath(sm) Authorized Persons
                         -------------------------------


THIS EXHIBIT C, dated as of December 16, 2002 is Exhibit C to the Administration and Accounting Services Agreement dated June 26, 2000, as amended to date (the "Agreement") between Hillview Investment Trust II (the "Fund") and PFPC Inc. ("PFPC"). This Exhibit C shall supersede all previous forms of Exhibit C to the Agreement as of the date hereof.


The following individuals shall be Fund Authorized Persons to access PFPC's DataPath(sm):

      Name                       Service Provider               Signature

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